UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2012

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103-3615
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2012, the Compensation Committee of the Board of Directors of Sunoco Partners LLC (the “Company”), the general partner Sunoco Logistics Partners L.P. (the “Partnership”), approved changes to the compensation package of Mr. Michael J. Hennigan, in connection with his promotion to President and Chief Executive Officer (“CEO”) of the Company. Please refer to the Partnership’s Current Report on Form 8-K, dated February 2, 2012, describing Mr. Hennigan’s promotion. In his new role Mr. Hennigan’s base salary will be $550,000 per year, and his target annual cash incentive opportunity will be 110 percent of his base salary. The Company’s Compensation Committee also approved equity incentive grants to Mr. Hennigan, made pursuant to the Company’s Long-Term Incentive Plan (“LTIP”), to be settled in the form of common units, representing limited partnership interests in the Partnership. These grants consist of:

(i) a target number of 35,033 performance-based restricted units (with the eventual level of payout ranging from zero to 200 percent, conditioned upon Mr. Hennigan’s continued employment with the Company and the Company’s attainment of certain performance objectives through the end of a specified vesting period), having an aggregate grant date value of approximately $1,386,000; and

(ii) 19,535 time-vesting restricted units (with payout conditioned upon Mr. Hennigan’s continued employment with the Company through the end of a specified vesting period), having an aggregate grant date value of approximately $773,000.

The grant date for each of the performance-based restricted units and the time-vesting restricted units is March 1, 2012. The vesting period for each of these grants runs from January 1, 2012 through December 31, 2014. The performance metrics and goals applicable to the performance-based grants are based on equally weighted financial measures for the Partnership, comprised of: (a) percentile ranking versus a peer group, for total unitholder return during the vesting period; and (b) distributable cash flow (measured by the distribution coverage ratio) during the vesting period, relative to defined targets approved by the Compensation Committee. The LTIP peer group is identified in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 (“Form 10-K”). The LTIP, and applicable forms of award agreements thereunder, are included as exhibits to the Form 10-K.

Effective March 1, 2012, Michael J. Colavita became Interim Chief Financial Officer of the Company. Mr. Colavita is 52 years old. He has been Vice President, Finance, Refining and Supply of Sunoco, Inc. (“Sunoco”), since 2009. From 2008 to 2009, served as Treasurer of Sunoco, Inc. From 2003 to 2008, he was Director, Planning and Financial Analysis of Sunoco Marketing. Prior to that, he was Vice President, Planning and Business Development of Sunoco’s former metallurgical cokemaking subsidiary, SunCoke Energy, Inc., from 2001 to 2003.

Sunoco indirectly controls, and owns a significant limited partner interest, in the Partnership. Mr. Colavita is an employee of Sunoco. As such, he participates in employee benefit plans and compensatory arrangements sponsored by Sunoco, and Sunoco determines the components of his compensation, including base salary and annual incentive. Neither the Company, nor the Partnership, has any control over this compensation determination process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC,
its General Partner

By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Vice President, General Counsel
and Corporate Secretary

March 6, 2012

Philadelphia, PA